Exhibit 10.8


                         SECURED PROMISSORY NOTE


$2,000,000                                            New York, New York
                                                      June 28, 1996



     FOR VALUE RECEIVED, the undersigned, The Stephan Co. ("Stephan"), promises to pay to the order of Redken Laboratories, Inc.
("Redken")at 575 Fifth Avenue, New York, New York 10017, or at such other place as the holder of this Note may from time to time designate, the principal sum of Two million Dollars
($2,000,000) which shall be due and payable July 19, 1996.
In the event the principal sum is not paid in full on or before July 19, 1996 then interest shall accrue on the unpaid balance computed on the basis of three hundred sixty (360) day year at 25% per annum, which interest shall be due and payable in arrears quarter annually on the nineteenth (19th) day of the months of October, January, April and July commencing on October 19, 1996, and continuing quarter annually thereafter until the total unpaid principal balance of this Note and all accrued interest thereon shall be paid.

     All payments of principal and interest shall be made to the holder of this Note not later than 12:00 o'clock noon, local time, on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder thereof on the holder's next succeeding business day.

     This Note may be prepaid from time to time in whole or in part without penalty; provided the minimum payment shall be Fifty thousand Dollars ($50,000).

     The undersigned agrees that time is of the essence.

     All agreements between the undersigned and the holder of this Note are expressly limited so that in no event, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of money advanced hereunder exceed the highest rate permissible under applicable law. If any provision hereof or any instrument securing this Note or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the highest rate prescribed by law, then the obligation shall be reduced to the highest lawful rate, and if the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder thereof.

     At the opinion of the holder hereof exercised by written notice to the undersigned, this Note shall become immediately due and payable upon the occurrence at any time of any of the following events of default: (a) Failure to pay when due any payment of principal, interest or expenses due hereunder, which non-payment continues for a period of five (5) days thereafter; or (b) failure in the performance or observance of any of the material terms or conditions of that certain Trademark Security Agreement dated as of July 22, 1994 by and between Sorbie Acquisition Co. and Redken Laboratories
Inc., or any security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note which may be created hereafter and which specifically refers to this note, after giving effect to any applicable curative period which may be contained therein. This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the following events:

          (1) Inability To Pay Debts. The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or any assignment for the benefit of the creditors of any of the foregoing parties; or

          (2) Certain Transfers. Any transfer of property by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing; or

          (3)  Involuntary Case.  A court having
jurisdiction shall enter a decree or order for relief in respect of Stephan in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Stephan or for any substantial part of its properties, or ordering the winding up or liquidation of the affairs of Stephan, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days; or

          (4) Voluntary Case. Stephan shall have an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall apply for or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Stephan or any substantial part of its properties, or shall take any corporate action in contemplation of any of the foregoing; or

          (5) Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution of the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;

          (6) Dissolution. The liquidation, termination or dissolution of the undersigned.

     If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, actual attorneys' fees , and all reasonable expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed and attorneys' fees actually incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way adversely affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note. As used herein, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

     No single or partial exercise of any power hereunder or under any security agreement or other agreement securing this Note shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

     Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.

     Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.

     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next scheduling business day and such extension of time shall be included in the computation of the payment of interest of this Note.

     This Note is to be governed by and construed in accordance with the laws of the State of New York except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the in personam jurisdiction of any state or federal court sitting in New York and waives any claim or defense that such forum is not convenient or improper, and consents to service of process by any means authorized by New York law.

     This Note is secured under a Trademark Security
Agreement dated as of July 22, 1994, and the holder is entitled to the benefits of the security described therein.
Under certain conditions stated in the security agreement the entire principal of this Note may become payable to the maturity date hereof.

     THE UNDERSIGNED HEREBY WAIVES, AND COVENANTS THAT THE UNDERSIGNED WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF OR ANY DOCUMENT RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.



                                        THE STEPHAN CO.


                                        By:

                                        Title: